Exhibit 3.1.12

ARTICLES

OF

INCORPORATION

In compliance with the requirements of the “Business Corporation Law”, approved the 5th day of May, A. D. 1933, P.L. 364, as amended, the undersigned, desiring to be incorporated as a business corporation, does hereby certify:

1. The name of the corporation is THE BARRIST CORPORATION.

2. The location and post office address of its initial registered office in this Commonwealth is:

1610 Mt. Pleasant Road, Havertown, Delaware County.

3. The purpose or purposes of the corporation are:

To engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the “Business Corporation Law”.

4. The term of its existence is perpetual.

5. The aggregate number of shares which the corporation shall have authority to issue is:

600 shares without par value, the stated capital being $600.00.

The shareholders shall have the preemptive right to subscribe for any additional shares or securities issued by the corporation whether now or hereafter authorized.

6. The names and addresses of each of the first directors, who shall serve until the first annual meeting are:

Name	Address
Kenneth J. Barrist	1610 Mt. Pleasant Road, Havertown, Pa.

Annette H. Barrist	1610 Mt. Pleasant Road, Havertown, Pa.

Emma M. Barrist	2201 Bryn Mawr Avenue, Philadelphia, Pa.

7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:

Name	Address	Number and Class of Shares
Kenneth J. Barrist	1610 Mt. Pleasant Rd., Havertown, PA	One

IN TESTIMONY WHEREOF, these Articles of Incorporation have been signed and sealed this 18th day of March, 1966.

/s/ Kenneth J. Barrist

ARTICLES OF AMENDMENT

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. § 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is: The Barrist Corporation.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department): 1610 Mt. Pleasant Road, Havertown, Pennsylvania 19010.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of May 5, 1933 (P.L. 364), as amended.

4. The date of its incorporation is: March 22, 1966.

5. (Check, and if appropriate, complete one of the following):

☐    The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The      day of                     , 19    .

Place:

Kind and period of notice:

☒    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

(a)	The total number of shares outstanding was: 576 shares.

(b)	The number of shares entitled to vote was: 576 shares.

7. In the action taken by the shareholders:

(a)	The number of shares voted in favor of the amendment was: 576 shares.

(b)	The number of shares voted against the amendment was: -0-.

8. The amendment adopted by the shareholders, set forth in full, is as follows:

The name of the corporation shall be changed from The Barrist Corporation to NCO Financial Systems, Inc., and the registered address of the corporation shall be changed to 1062 Lancaster Avenue, Suite 3, Rosemont, PA 19010.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 30th day of December, 1986.

NCO Financial Systems, Inc.
formerly The Barrist Corporation
Attest:

/s/ Annette H. Barrist	By:	/s/ Michael J. Barrist
Annette H. Barrist, Secretary		Michael J. Barrist, President

ARTICLES OF AMENDMENT

In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P.S. § 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1. The name of the corporation is: NCO Financial Systems, Inc.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department): 1777 Walton Road, 105 Merion Towle Building, Blue Bell, Pennsylvania 19422.

3. The statute by or under which it was incorporated is: Pennsylvania Business Corporation Law of May 5, 1933 (P.L. 364), as amended.

4. The date of its incorporation is: March 22, 1966.

5. (Check, and if appropriate, complete one of the following):

☐    The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

Time: The      day of                     , 19    .

Place:

Kind and period of notice:

☒    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6. At the time of the action of shareholders:

(a)	The total number of shares outstanding was: 576 shares.

(b)	The number of shares entitled to vote was: 576 shares.

7. In the action taken by the shareholders:

(a)	The number of shares voted in favor of the amendment was: 576 shares.

(b)	The number of shares voted against the amendment was: -0-.

8. The amendment adopted by the shareholders, set forth in full, is as follows:

The aggregate number of shares which the corporation shall have authority to issue shall be changed from 600 shares without par value to 100,000 shares without par value.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 22nd day of June 1988.

NCO Financial Systems, Inc.
Attest

/s/ Annette H. Barrist	By:	/s/ Michael J. Barrist
Annette H. Barrist, Secretary		Michael J. Barrist, President

STATEMENT OF CHANGE OF REGISTERED OFFICE

Indicate type of entity (check one):

☒ Domestic Business Corporation (15 Pa.C.S. § 1507)	☐ Foreign Nonprofit Corporation (15 Pa.C.S. § 1644)

☐ Foreign Business Corporation (15 Pa.C.S. § 4144)	☐ Domestic Limited Partnership (15 Pa.C.S. § 8506)

☐ Domestic Nonprofit Corporation (15 Pa.C.S. § 5507)

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name of the corporation or limited partnership is: NCO Financial Systems, Inc.

2. The (a) address of this corporation’s or limited partnership’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	515 Pennsylvania Avenue, Fort Washington, Montgomery County, Pennsylvania 19034

(b)	c/o:
		Name of Commercial Registered Office Provider	County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation or limited partnership is located for venue and official publication purposes.

3. (Complete part (a) or (b)):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

507 Prudential Road, Horsham, Montgomery County, Pennsylvania 19044.

(b) The registered office of the corporation or limited partnership shall be provided by: c/o
	Name of Commercial Registered Office Provider	County

For a corporation or a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the country in which the corporation or limited partnership is located for venue and official publication purposes.

4. (Strike out if a limited partnership): Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused this statement to be signed by a duly authorized officer thereof this 11th day of March, 2002.

NCO Financial Systems, Inc.

By:	/s/ Michael J. Barrist
President